                                                                    EXHIBIT 99.1


[AH LOGO]    ARLINGTON HOSPITALITY, INC.
             2355 South Arlington Heights Road - Suite 400 -
             Arlington Heights, IL 60005
             847-228-5400  Fax: 847-228-5409 www.arlingtonhospitality.com

For Immediate Release
CONTACT:                                              MEDIA CONTACT:
James B. Dale, Chief Financial Officer                Jerry Daly or Carol McCune
847-228-5401 x 361                                    703-435-6293
jimdale@arlingtonhospitality.com                      jerry@dalygray.com

           ARLINGTON HOSPITALITY, INC. ANNOUNCES JANUARY 2004 RESULTS;
                       UPDATED SALES/DEVELOPMENT ACTIVITY

     ARLINGTON HEIGHTS, Ill., February 24, 2004--Arlington Hospitality, Inc. (Nasdaq/NM: HOST), a hotel development and management company, today announced January 2004 same-room operating results for the AmeriHost Inn hotels in which the company has an ownership interest. The January 2004 same-room results include 54 AmeriHost Inn hotels which have been opened for at least 13 months.

         Same-room revenue per available room (RevPAR) in January 2004 increased
1.4 percent to $22.64, compared to January 2003. Occupancy decreased 0.5 percent to 41.5 percent, and average daily rate (ADR) increased 1.8 percent to $54.55.

                                       One Month Ended      Twelve Months Ended
                                          January 31             January 31
                                          ----------             ----------
Occupancy - 2004                            41.5%                  56.7%
Occupancy - 2003                            41.7%                  56.7%
Increase (decrease)                         (0.5%)                  0.0%

Average Daily Rate - 2004                   $54.55                 $57.21
Average Daily Rate - 2003                   $53.58                 $57.19
Increase (decrease)                          1.8%                   0.0%

RevPAR - 2004                               $22.64                 $32.45
RevPAR - 2003                               $22.32                 $32.43
Increase (decrease)                          1.4%                   0.0%

         According to Smith Travel Research, preliminary results for January 2004 indicate that RevPAR for the midscale without food and beverage segment of the lodging industry will improve between 3 and 5 percent, compared to January 2003.
                                    - more -

Arlington Hospitality
Page 2

SALES/DEVELOPMENT ACTIVITY

         The company did not sell any hotels since its last sales development update. Currently, the company has four hotels under contract for sale, which are expected to be consummated within the next six months. When the company has hotels under contract for sale, even with nonrefundable cash deposits in certain cases, certain conditions to closing remain, and there can be no assurance that these sales will be consummated as anticipated.

         For more information regarding Arlington's hotels for sale and development opportunities either on a joint venture or turnkey basis, contact Stephen Miller, Senior Vice President - Real Estate and Business Development via email at stevem@arlingtonhospitality.com, or by telephone at (847) 228-5401, ext. 312.

ABOUT ARLINGTON HOSPITALITY

         Arlington Hospitality, Inc. is a hotel development and management company that builds, operates and sells mid-market hotels. Arlington is the nation's largest owner and franchisee of AmeriHost Inn hotels, a 103-property mid-market, limited-service hotel brand owned and presently franchised in 22 states and Canada by Cendant Corporation (NYSE: CD). Currently, Arlington Hospitality, Inc. owns or manages 64 properties in 17 states, including 57 AmeriHost Inn hotels, for a total of 4,655 rooms, with additional AmeriHost Inn & Suites hotels under development.

         This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should," and "could." There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a discussion of these factors, see the Company's report on Form 10-Q for the quarter ended September 30, 2003 under the section headed "Management's Discussion and Analysis of Financial Condition and Results of Operations-Factors Affecting Future Performance."